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April 24, 2007

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

RE:      RiverSource(R) Variable Annuity Account
         RiverSource(R) Innovations Select Variable Annuity
         RiverSource(R) Innovations Variable Annuity
         RiverSource(R) Innovations Classic Select Variable Annuity RiverSource(R) Innovations Classic Variable Annuity
         RiverSource(R) Endeavor Select Variable Annuity
         RiverSource(R) New Solutions Variable Annuity
         Evergreen Essential(SM) Variable Annuity
         Evergreen New Solutions Select Variable Annuity
         Evergreen New Solutions Variable Annuity
         Wells Fargo Advantage(R) Select Variable Annuity
         Post-Effective Amendment No. 2
         File Nos.:  333-139763/811-7195

Ladies and Gentlemen:

I am familiar with the establishment of the RiverSource Variable Annuity Account ("Account"), which is a separate account of RiverSource Life Insurance Company ("Company") established by the Company's Board of Directors according to applicable insurance law. I also am familiar with the above-referenced Registration Statement filed by the Company on behalf of the Account with the Securities and Exchange Commission.

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.

2. The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.

3. The contracts issued by the Company, when offered and sold in accordance with the prospectuses contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,






/s/ Rodney J. Vessels
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    Rodney J. Vessels
    Assistant General Counsel